UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

ZEDGE, inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3199071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Cortlandt Street (14th Floor), New York, NY 10007

(Address of principal executive offices, zip code)

(330) 577-3424

(Registrant’s telephone number, including area code)

With copies to:

Zedge, Inc. 22 Cortlandt Street New York, New York 10007 Attention: Jonathan Reich	Dov T. Schwell, Esq. c/o Schwell Wimpfheimer & Associates LLP 1430 Broadway, Suite 1615 New York, NY 10018 (646) 328-0795

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which registered
N/A	N/A

Securities registered pursuant to section 12(g) of the Act:

Class B common stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Executive Summary” and “Business”
1A.	Risk Factors	“Risk Factors”
2.	Financial Information	“Unaudited Pro Forma Condensed Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Executive Summary” and “Business”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Executive Compensation”
7.	Certain Relationships and Related Transactions, and Director Independence	“Our Relationship with IDT After the Spin-Off and Related Person Transactions”
8.	Legal Proceedings	“Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Executive Summary;” “Risk Factors;” “The Spin-Off;” “Dividend Policy;” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	“Recent Sale of Unregistered Securities”
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock;” and “Our Relationship with IDT After the Spin-Off and Related Person Transactions”
13.	Financial Statements and Supplementary Data including the Consolidated Financial Statements	“Unaudited Pro Forma Condensed Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and “Index to Consolidated Financial Statements”
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	“Unaudited Pro Forma Condensed Consolidated Financial Data”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Index to Consolidated Financial Statements” and the consolidated financial statements referenced therein

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(a)	List of Financial Statements

The following historical and pro forma consolidated financial statements of Zedge, Inc. are included in the information statement and filed as part of this registration statement on Form 10:

(1)	Audited Consolidated Financial Statements, including Report of Independent Registered Public Accounting Firm, as of, and for the fiscal years ended, July 31, 2015 and 2014;

(2)	Consolidated Balance Sheets as of January 31, 2016 (unaudited) and July 31, 2015;

(3)	Consolidated Unaudited Statements of Comprehensive Income for the six months ended January 31, 2016 and 2015; and

(4)	Consolidated Unaudited Statements of Cash Flows for the six months ended January 31, 2016 and 2015.

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between IDT Corporation and Zedge, Inc.
3.1	Form of Third Amended and Restated Certificate of Incorporation of Zedge, Inc.**
3.2	Form of Amended and Restated By-Laws of Zedge, Inc. **
4.1	Specimen common stock certificate of Zedge, Inc.**
10.1	Form of 2016 Stock Option and Incentive Plan*
10.2	Form of Transition Services Agreement
10.3	Form of Tax Separation Agreement
10.4	Google Services Agreement between Zedge, Inc. and Google, Inc., dated June 18, 2014. ***
10.5	Marketplace for Premier Publishers Agreement between Zedge, Inc. and MoPub, Inc., dated February 20, 2013. ***
10.6	Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011. * **
21.01	Subsidiaries of Zedge, Inc.
99.1	Preliminary Information Statement of IDT Corporation, subject to completion, dated May 19, 2016**
99.2	Consent of Prospective Director – Stephen Greenberg
99.3	Consent of Prospective Director – Marie Therese Carney
99.4	Consent of Prospective Director – Mark Ghermezian
99.5	Consent of Prospective Director – Howard S. Jonas
99.6	Consent of Prospective Director – Michael Jonas

* Management contract or compensatory plan or arrangement.

** This exhibit is filed herewith.

*** This exhibit was filed with Pre-Effective Amendment No. 1 on April 25, 2016, reflecting a redacted copy of the agreement. We have filed a confidentiality request with the Securities and Exchange Commission with respect to certain portions of the agreement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ZEDGE, Inc.

By:	/s/ Jonathan Reich
Name: Jonathan Reich
Title: Chief Financial Officer

Dated: May 19, 2016

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between IDT Corporation and Zedge, Inc.
3.1	Form of Third Amended and Restated Certificate of Incorporation of Zedge, Inc.**
3.2	Form of Amended and Restated By-Laws of Zedge, Inc.**
4.1	Specimen common stock certificate of Zedge, Inc.**
*10.1	Form of 2016 Stock Option and Incentive Plan*
10.2	Form of Transition Services Agreement
10.3	Form of Tax Separation Agreement
10.4	Google Services Agreement between Zedge, Inc. and Google, Inc., dated June 18, 2014.***
10.5	Marketplace for Premier Publishers Agreement between Zedge, Inc. and MoPub, Inc., dated February 20, 2013.***
10.6	Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011. * **
21.01	Subsidiaries of Zedge, Inc.
99.1	Preliminary Information Statement of IDT Corporation, subject to completion, dated May 19, 2016**
99.2	Consent of Prospective Director – Stephen Greenberg
99.3	Consent of Prospective Director – Marie Therese Carney
99.4	Consent of Prospective Director – Mark Ghermezian
99.5	Consent of Prospective Director – Howard S. Jonas
99.6	Consent of Prospective Director – Michael Jonas

* Management contract or compensatory plan or arrangement.

** This exhibit is filed herewith.

*** This exhibit was filed with Pre-Effective Amendment No. 1 on April 25, 2016 reflecting a redacted copy of the agreement. We have filed a confidentiality request with the Securities and Exchange Commission with respect to certain portions of the agreement.

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